UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

TRANSGLOBAL MANAGEMENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54163	26-2091212
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

7901 4th Street North,, Suite 4887 St. Petersburg, Florida	33702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 351-3021

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 6, 2026, the Board of Directors and the holder of a majority of the voting power of Transglobal Management Group, Inc. (the “Company”) approved Amended and Restated Articles of Incorporation (the “Restatement”), which (i) increase the Company’s authorized Common Stock from 20,000,000,000 shares to 40,000,000,000 shares; and (ii) designate eight (8) of the Company’s 20,000,000 authorized shares of Preferred Stock as Series B Preferred Stock. Each share of Series B Preferred Stock is convertible into one-half of one percent (0.5%) of the issued and outstanding Common Stock, calculated immediately after giving effect to the conversion, or four percent (4%) in the aggregate, on the non-dilutive terms set forth in the Restatement.

The Restatement will become effective upon filing with the Florida Department of State, which will occur no earlier than twenty (20) calendar days after the Company mails a definitive Information Statement on Schedule 14C to its shareholders. A copy of the form of Restatement is attached as Exhibit 3(i)(a) to this Current Report.

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 6, 2026, the holder of a majority of the voting power of the Company’s capital stock, acting by written consent, approved the amendment and restatement of the Company’s Articles of Incorporation as described in Item 5.03 above.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3(i)(a)	Form of Amended and Restated Articles of Incorporation of Transglobal Management Group, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transglobal Management Group, Inc.

Date: October 6, 2026	By: /s/ Marc Angell
Marc Angell
Chief Executive Officer

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